UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 19, 2007

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously disclosed, on December 20, 2006, Cypress Semiconductor Corporation (“Cypress”) entered into a Guaranty (the “Guaranty”) with CIT Technologies Corporation (the “Lessor”) for the benefit of Grace Semiconductor USA, Inc. (the “Lessee”). As also previously disclosed, in December 2005 and December 2006, Cypress entered into strategic foundry agreements with an affiliate of the Lessee pursuant to which Cypress has licensed certain of its proprietary process technologies to the affiliate’s Shanghai, China facility.

The Lessee has leased from Lessor certain semiconductor manufacturing equipment pursuant to a master lease between the Lessor and Lessee, and certain schedules thereto. Under the Guaranty, Cypress has agreed to an unconditional guarantee to the Lessor of the rental payments due under the master lease by the Lessee and a certain schedule thereto.

On December 20, 2007, Cypress entered into an additional Guaranty (the “Additional Guaranty”) with Lessor for the benefit of Lessee respecting additional equipment leased under the master lease and an additional schedule thereto. Under the Additional Guaranty, Cypress has agreed to an unconditional guarantee to the Lessor of the rental payments due under the master lease by the Lessee and the additional schedule thereto. The term of the lease for equipment leased in connection with the Additional Guaranty commences on Lessee’s acceptance of the equipment as of December 21, 2007 and continues for 36 months following December 21, 2007. Under the Additional Guaranty, the guaranteed obligations of the Lessee, payable quarterly in advance, equal approximately $1.5 million for each quarter during the term, for an aggregate amount equal to approximately $18.0 million over the term. If the Lessee fails to pay any of the quarterly payments, Cypress will be obligated to pay within 10 days of written demand from the Lessor such amounts. If Cypress fails to pay such amount, late interest will accrue at a rate of 9% per annum on any unpaid amounts.

In addition, under the Additional Guaranty, Cypress has agreed to obtain an irrevocable letter of credit in an initial amount of approximately $13.7 million to secure the payments under the Additional Guaranty after demand has been made by the Lessor on Cypress. The amount available under the letter of credit will decline according to a schedule mutually agreed upon by Cypress and the Lessor during the term consistent with the quarterly reductions in the outstanding amounts under the master lease respecting the subject equipment.

Under the Guaranty and Additional Guaranty, if a “default” by Cypress occurs, the Lessor will be entitled to draw on the letter of credit. A “default” occurs if: (i) Cypress fails to pay any guaranteed amount when due, (ii) Cypress makes an assignment for the benefit of creditors, becomes insolvent, is subject to any bankruptcy, liquidation or similar reorganization proceeding, and, if not an voluntary event, such proceeding continues for 60 days, or (iii) the letter of credit ceases to be available or will not be renewed and Cypress has failed to replace the letter of credit with an alternative acceptable to Lessor within 30 days.

In connection with the Additional Guaranty and effective upon the Lessor’s payment for, or Lessee’s acceptance of, the subject leased equipment, Cypress was granted an option to purchase approximately $10.3 million ordinary shares of Grace Semiconductor Manufacturing Corporation, a Cayman Islands company and the parent of the Lessee.

The Additional Guaranty is the sixth in a series that Cypress intends to enter into from time to time in support of the Lessee’s operations described above. After giving effect to the Additional Guaranty, at this time, Cypress has guaranteed an aggregate amount equal to approximately $51 million pursuant to the arrangement with Lessee. Cypress currently expects that the maximum amount of all such guaranteed equipment lease obligations in support of Lessee outstanding at any time will not exceed approximately $60 million. However, Cypress is under no obligation to guarantee any future rent payments on such equipment leases for the benefit of the Lessee and will do so only in its sole discretion.

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On December 19, 2007, the Board of Directors of Cypress approved a plan to divest or exit Cypress’s manufacturing facility located in Round Rock, Texas (the “Plan”). Under the Plan, Cypress will transition production from its Round Rock facility to its more cost-competitive Minnesota facility as well as outside third-party foundries. The Plan is consistent with Cypress’s “Flexible Manufacturing” initiative, allowing Cypress to meet customer demand without the burden of high fixed costs. Activities related to the exit of the Round Rock facility are expected to be completed by the end of 2008 and will result in the elimination of approximately 245 positions. The exact timing of the exit could vary considerably if Cypress locates a potential buyer. The Plan does not involve the discontinuance of any product line.

The primary costs associated with the Plan are employee severance and benefits associated with the termination of approximately $6 to $7 million, which will be incurred substantially over the next four quarters. Upon the ultimate disposition of the Plan assets, we believe we can recover the current net book value of approximately $10 million. Overall, we expect total net costs, excluding the net book value of the facility and equipment, associated with the plan to be between $7 and $9 million. Cypress continues to evaluate its options related to the exit and many incur additional charges on such options, if any, in future periods.

A copy of the Company’s press release regarding the Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Statements included within this filing that are not historical in nature, including the Company’s anticipated cost and timing of the restructuring plan, constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or events to be materially different from any future results, performance or events expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, general business and economic conditions; competitive pricing pressures for our products; changes in other costs; opportunities that may be presented to and pursued by us; determinations by regulatory and governmental authorities; the effectiveness, timing and cost of the Company’s restructuring; and the ability to achieve other cost reductions and efficiencies. Additional information regarding these risks, uncertainties and other matters are set forth in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release of Cypress Semiconductor Corporation, dated December 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: December 26, 2007	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cypress Semiconductor Corporation, dated December 19, 2007.